Exhibit 99.1

Natus Medical Announces Reorganization

- Company Integrating Alpine Biomed Organization

- Revises Full Year 2010 Guidance

- Provides 2010 non-GAAP Earnings Per Share Guidance of $0.60 to $0.62

SAN CARLOS, Calif.--(BUSINESS WIRE)--January 13, 2010--Natus Medical Incorporated (Nasdaq:BABY) today announced that it has adopted a reorganization plan that is designed to eliminate redundant costs resulting from the acquisition of Alpine Biomed Holdings Corp. which was completed on September 14, 2009.

Alpine Biomed is a leader in the development, manufacturing, and sales of devices for the diagnosis of neurological disorders. It currently has facilities in Denmark, Canada, France, and Germany and sells its products through direct sales organizations in those countries and the United States and through a distributor sales channel in more than fifty other countries around the globe.

The reorganization will result in the following changes to the combined organizations:

- - Alpine operations in Montreal, Canada will be transitioned to the Company’s existing Xltek facility in Oakville, Ontario, Canada; and

- - Alpine’s sales organization will be merged into the Company’s global sales organization.

The Company expects the reorganization of the sales groups will be substantially completed in January 2010, while the transfer of product development and production activities from Montreal to Oakville will occur over the course of the first half of 2010. The Company expects to record a restructuring charge associated with these activities of approximately $2.5 million in the first quarter of 2010.

Jim Hawkins, President and Chief Executive Officer of the Company commented, “We believe that combining the worldwide sales organizations of Natus and Alpine Biomed will increase the sales productivity of our sales force and at the same time allow our customers to choose among a broader range of neurology products to better fit their applications and clinical requirements.”

“We expect that the integration of Alpine’s North American operations into the existing Natus organization will reduce costs, strengthen our customer support and field service, and provide our customers with an enhanced sales experience,” said Hawkins.

Financial Guidance

On November 2, 2009 the Company communicated its financial guidance for the full year 2010, where it expected revenue to be approximately $196 million and earnings per share to range from $0.49 to $0.51. That guidance included anticipated cost savings from a reorganization of Alpine Biomed but excluded the impact of restructuring costs associated with any such reorganization. The Company is now revising its guidance for the full year 2010 to give effect to the restructuring charge, which will reduce earnings per share by $0.05, and to increase its 2010 revenue guidance to $198 million in light of the Company’s perception of improved business conditions since early November 2009, with an associated positive impact on its earnings per share guidance of $0.01. The net impact of these two revisions is a reduction in the 2010 earnings per share guidance of $0.04, to a range to $0.45 to $0.47.

On a non-GAAP basis the Company expects earnings per share to range from $0.60 to $0.62. The non-GAAP earnings guidance excludes the restructuring charge as well as amortization expense associated with certain acquisition-related intangible assets. The Company has elected to provide non-GAAP information that excludes these items as this presentation is common among companies that are active acquirors and whose results are, accordingly, affected by them, because this information is used by management to evaluate operating results and because it believes this information will assist investors in making period to period comparisons of the Company’s operating results.

The Company has included a reconciliation of its GAAP and non-GAAP 2010 financial guidance as a schedule to this press release.

Use of Non-GAAP Financial Measures

The Company has excluded the following from its presentation of non-GAAP earnings per share:

Restructuring charges: Restructuring charges relate primarily to activities initiated by the Company associated with reorganization, integration, and expense reduction programs. Restructuring charges are excluded from non-GAAP financial measures because they are not considered to be part of core operating activities and the occurrence of such costs is infrequent. Although the Company has engaged in various restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. The Company does not engage in restructuring activities in the ordinary course of business. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures, as doing so enhances the ability of investors to compare the Company’s period-over-period operating results.

Amortization of certain acquisition-related intangible assets: Amortization of certain acquisition-related intangible assets relates primarily to core and developed technologies, customer relationships, and backlog associated with the acquisitions the Company has completed. The Company excludes the amortization of acquisition-related intangible assets because it believes this expense is not reflective of the Company's ongoing business. In accordance with GAAP, the Company generally recognizes expenses for most internally-developed intangible assets as they are incurred, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, the Company generally capitalizes the cost of acquired intangible assets and the cost attributed to these intangibles, other than goodwill and indefinite-lived intangible assets, is amortized over the useful lives of the associated assets. As a result of this GAAP treatment, there is an inherent lack of comparability between the treatment of most internally-developed intangible assets and acquired intangible assets. Accordingly, the Company believes it is useful to provide, as a supplement to its GAAP operating results, a non-GAAP financial measure that excludes the amortization of acquired intangible assets.

The Company believes that the presentation of these non-GAAP financial measures provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results. Therefore, the Company believes these non-GAAP financial measures facilitate comparison of operating results across reporting periods.

The Company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company's performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to the Company's historical performance. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to the associated non-GAAP financial results should be carefully evaluated.

Management Presentation

Mr. Hawkins will make a presentation at the 12th Annual Needham Growth Stock Conference at 9:20 a.m. Eastern Time (6:20 a.m. PT) on Thursday, January 14, 2010. The conference is being held at The New York Palace Hotel in New York City. Investors may listen to the live webcast and view a copy of the slide presentation online via the “Investors” section of the Company’s web site at http://investor.natus.com. The recorded webcast will be accessible online for at least 30 days. Attendance at the 12th Annual Needham Growth Stock Conference is by invitation only.

About Natus Medical Incorporated

Natus is a leading provider of healthcare products used for the screening, detection, treatment, monitoring and tracking of common medical ailments such as hearing impairment, neurological dysfunction, epilepsy, sleep disorders, and newborn care. Product offerings include computerized neurodiagnostic systems for audiology, neurology, polysomnography, and neonatology, as well as newborn care products such as hearing screening systems, phototherapy devices for the treatment of newborn jaundice, head-cooling products for the treatment of brain injury in newborns, and software systems for managing and tracking disorders and diseases for public health laboratories.

Additional information about Natus Medical can be found at www.natus.com.

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, particularly statements regarding the expectations, beliefs, plans, intentions and strategies of Natus. These forward-looking statements include, but are not limited to, statements regarding anticipated revenue and earnings per share for 2010, severance costs associated with the reorganization, and benefits resulting from the reorganization. These statements relate to current estimates and assumptions of our management as of the date of this press release, and future events or Natus' future financial performance or results involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by the forward-looking statements. Natus’ future results could differ materially from those expressed or implied by the forward-looking statements due to a number of factors, including the effects of competition, the demand for our products and services, the impact of adverse global economic conditions in our target markets, our ability to expand our sales in international markets, our ability to maintain current sales levels in a mature domestic market, our ability to control costs, and risks associated with bringing new products to market and integrating acquired businesses. Natus disclaims any obligation to update information contained in any forward looking statement.

More information about potential risk factors that could affect the business and financial results of Natus is included in Natus' annual report on Form 10-K for the year ended December 31, 2008, and its quarterly reports on Form 10-Q, and in other reports filed from time to time by Natus with the U.S. Securities and Exchange Commission.

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
GUIDANCE INCLUDING GAAP TO non-GAAP EARNINGS PER SHARE
(unaudited)

Fiscal year ending
December 31, 2010
Revenue	$198 Million

Earnings per share
GAAP basis	$0.45 to $0.47
non-GAAP adjustments
Restructuring charge	$0.05
Amortization of acquisition-related intangible assets	$0.10
non-GAAP earnings per share	$0.60 to $0.62

CONTACT:
Natus Medical Incorporated
Steven J. Murphy, 650-802-0400
Chief Financial Officer
InvestorRelations@Natus.com